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SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.           )

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☐	Preliminary proxy statement
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☐	Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12
Cantel Medical Corp.
(Name of Registrant as Specified in its Charter)
Cantel Medical Corp.
(Name of Person(s) Filing Proxy Statement)

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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
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Cantel Medical Corp.
150 Clove Road
Little Falls, NJ 07424

NOTICE OF 2003 ANNUAL MEETING OF STOCKHOLDERS

To Be Held On December 17, 2003

        NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Cantel Medical Corp., will be held at The Harmonie Club, 4 East 60th Street, New York, New York on Wednesday, December 17, 2003 at 10:00 a.m., eastern standard time, for the following purposes:

  1.
  To elect two (2) directors to serve a term of three years. (Proposal 1)

  2.
  To approve the amendment to the Company's 1997 Employee Stock Option Plan to permit the grant of options that do not qualify as incentive stock options. (Proposal 2)

  3.
  To approve the amendment to the Company's 1998 Directors' Stock Option Plan to provide for automatic grants of options to purchase 15,000 shares of common stock to each newly appointed or elected director. (Proposal 3)

  4.
  To ratify the selection of Ernst & Young LLP as the independent auditors of the Company for its fiscal year ending July 31, 2004. (Proposal 4)

  5.
  To act on any other matters that may properly be brought before the Meeting or any adjournment or postponement of the Meeting.

        Only stockholders of record at the close of business on November 14, 2003 are entitled to notice of, and to vote at, the Meeting or any adjournment or postponement thereof. A copy of the Company's Annual Report to Stockholders for the fiscal year ended July 31, 2003 is being mailed to stockholders together with the mailing of this proxy statement and the enclosed proxy.

        You are cordially invited to attend the Meeting. Whether or not you plan to attend, please act promptly to vote your shares on the proposals described above. You may vote your shares by completing, signing, and dating the enclosed proxy card and returning it as promptly as possible in the enclosed postage-paid envelope. You may revoke your proxy in the manner described in this proxy statement at any time before it has been voted at the Meeting.

        If you attend the Meeting, you may revoke your prior proxy and vote your shares in person if you wish.

By order of the Board of Directors
Darwin C. Dornbush Secretary

Little Falls, New Jersey
November 25, 2003

Cantel Medical Corp.
150 Clove Road
Little Falls, NJ 07424

PROXY STATEMENT

        The enclosed proxy is solicited by the Board of Directors of Cantel Medical Corp. for use at the Annual Meeting of Stockholders to be held on Wednesday, December 17, 2003 at 10:00 a.m., eastern standard time, at The Harmonie Club, 4 East 60th Street, New York, New York, and at any and all adjournments or postponements thereof. This Proxy Statement and form of proxy are being mailed to stockholders on or about November 25, 2003.

        As of November 14, 2003, the record date fixed for the determination of stockholders entitled to notice of and to vote at the Meeting, there were 9,322,806 outstanding shares of common stock, which is the only outstanding class of voting securities of the Company. Each outstanding share of common stock is entitled to one vote on each matter to be voted upon.

        Properly executed proxies will be voted in accordance with the instructions indicated in such proxies. If no instructions are indicated, such proxies will be voted for the election of each of the two Board nominees for election as directors and in favor of the other proposals described herein.

        The Board of Directors does not intend to present at the Meeting any matters other than those set forth in this Proxy Statement, nor does the Board know of any other matters which may come before the Meeting. However, if any other matters are properly presented, it is the intention of the persons named in the enclosed proxy to vote it in accordance with their judgment.

        IT IS DESIRABLE THAT AS LARGE A PERCENTAGE AS POSSIBLE OF THE STOCKHOLDERS' INTERESTS BE REPRESENTED AT THE MEETING. THEREFORE, EVEN IF YOU INTEND TO BE PRESENT AT THE MEETING, YOU ARE REQUESTED TO SIGN AND RETURN THE ENCLOSED PROXY TO ENSURE THAT YOUR STOCK WILL BE REPRESENTED. Any proxy given pursuant to this solicitation may be revoked at any time prior to its use at the Meeting, by delivery to the Secretary of the Company of a written notice of revocation, by submission of a later dated and properly executed proxy, or by voting in person at the Meeting. Attendance at the Meeting will not, in and of itself, constitute a revocation of a proxy.

        Only stockholders of record at the close of business on November 14, 2003 will be entitled to vote at the Meeting or any adjournment or adjournments thereof.

        The Company's by-laws provide that stockholders holding a majority of the outstanding shares of common stock entitled to vote shall constitute a quorum at meetings of the stockholders. Shares represented in person or by proxy as to any matter will be counted toward the fulfillment of a quorum. The vote of a plurality of the votes cast in person or by proxy is necessary for the election of directors. The affirmative vote of the holders of a majority of the shares of common stock present, in person or represented by proxy, and entitled to vote at the meeting is necessary for the approval of Proposals 2, 3 and 4. Votes at the Annual Meeting will be tabulated by an independent inspector of election appointed by the Company or the Company's transfer agent.

        A broker "non-vote" occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner. Broker "non-votes" are not included in the tabulation of the voting results on the election of directors or issues requiring approval of the majority of the votes present and, therefore, do not have the effect of votes in opposition in such tabulations. An abstention from voting on a matter or a Proxy instructing that a vote be withheld has the same effect as a vote against a matter since it is one less vote for approval.

        As the affirmative vote of a plurality of votes cast is required for the election of directors, abstentions and "broker non-votes" will have no effect on the outcome of such election. As the affirmative vote of a majority of shares of common stock present in person or represented by proxy is required for the approval of Proposals 2, 3 and 4, an abstention will have the same effect as a negative vote, but "broker non-votes" will have no effect on the outcome of the vote.

PROPOSAL 1

ELECTION OF DIRECTORS

General

        The Company's Amended and Restated Certificate of Incorporation and by-laws provide that the Board of Directors shall be divided into three (3) classes, with each class having a three (3) year term. The Board is presently composed of ten (10) members. There are three (3) directors in the class whose term of office expires in 2003. Two of the current directors in the class, Morris W. Offit and John W. Rowe, M.D., have advised the Board that they will not continue their services as directors following the Annual Meeting. The Board has approved the reduction of its size to nine (9) members. Due to the reduction in Board size and the fact that Mr. Offit and Dr. Rowe are both in the same class (the class subject to election at this Annual Meeting), there are only two directors to be elected at the Annual Meeting. One of the nominees for election in this class, Darwin C. Dornbush, is currently a director of the Company. The other nominee is Spencer Foreman, M.D. If elected at the Annual Meeting, each of the nominees would serve until the 2006 annual meeting and until his successor is elected and has qualified, or until such director's earlier death, resignation or removal.

        Directors are elected by a plurality of the votes present in person or represented by proxy and entitled to vote at the meeting. In the event that any nominee should be unavailable for election as a result of an unexpected occurrence, such shares will be voted for the election of such substitute nominee as the Board may propose. Each person nominated for election has agreed to serve if elected, and the Board has no reason to believe that any nominee will be unable to serve.

        Set forth below is biographical information for each person nominated and each person whose term of office as a director will continue after the Annual Meeting.

Nominees for Election for a Three-Year Term Expiring at the 2006 Annual Meeting

Name of Nominee	Age	Principal Occupation	Director Since
Darwin C. Dornbush, Esq.	73	Partner in the law firm of Dornbush Mensch Mandelstam & Schaeffer, LLP	1963
Spencer Foreman, M.D.	68	President of Montefiore Medical Center	—

        Darwin C. Dornbush has served as Secretary of the Company since July 1990. He has been a partner in the law firm of Dornbush Mensch Mandelstam & Schaeffer, LLP, which has been general counsel to the Company for more than the past five years. Mr. Dornbush is also a director of Benihana, Inc. (NASDAQ), a company which operates Japanese restaurants.

        Dr. Spencer Foreman has served as president of Montefiore Medical Center in New York City, one of the largest academic medical centers in the United States, since 1986. He is a member and past chairman of the Board of Governors of the Greater New York Hospital Association and the Board of Directors of the League of Voluntary Hospitals. Dr. Foreman also serves as chairman of the board of Biomedical Research Alliance of New York.

The Board Recommends a Vote "For" The Nominees Listed Herein.

Directors Continuing in Office Until the 2004 Annual Meeting

Name of Director	Age	Principal Occupation	Director Since
Charles M. Diker	68	Chairman of the Board of the Company and Investment Manager	1985
Alan J. Hirschfield	68	Vice Chairman of the Board of the Company, Private Investor and Consultant	1986
Bruce Slovin	67	President of 1 Eleven Associates, LLC	1986

        Charles M. Diker has served as Chairman of the Board of the Company since April 1986. He currently acts as an investment manager. Mr. Diker is a director of Loews Corporation (NYSE), a holding company whose subsidiaries include a property, casualty and life insurance company, a tobacco company, a hotel chain, an offshore oil and gas drilling company, and a watch company.

        Alan J. Hirschfield has served as Vice Chairman of the Board of the Company since January 1988. He is currently a private investor and consultant. From July 1992 to February 2000, Mr. Hirschfield served as Co-Chairman and Co-Chief Executive Officer of Data Broadcasting Corp., a communication services and technology company. Mr. Hirschfield is also a director of Interactive Data Corp. (formerly Data Broadcasting Corp.) (NYSE) as well as J NET Enterprises, Inc. (NYSE), an internet venture investor, Carmike Cinemas (OTC), a national theater chain, and Peregrine Systems, Inc. (OTC), a provider of consolidated asset and service management solutions.

        Bruce Slovin has served as President of 1 Eleven Associates, LLC, a private investment firm, since January 2000. From 1985 until December 2000, Mr. Slovin was the President and a director of MacAndrews & Forbes Holdings Inc. and Revlon Group, Inc., privately held industrial holding companies. Mr. Slovin is a director of M&F Worldwide Corp. (NYSE), a manufacturer of licorice extract and flavorings, Daxor Corporation (AMEX), the developer and manufacturer of the Blood Volume Analyzer, and Sentigen Holding Corp. (NASDAQ), a biomedical research company.

Directors Continuing in Office Until the 2005 Annual Meeting

Name of Director	Age	Principal Occupation	Director Since
James P. Reilly	63	President and Chief Executive Officer of the Company	1989
Robert L. Barbanell	73	President of Robert L. Barbanell Associates, Inc.	1994
Joseph M. Cohen	66	Chairman of JM Cohen & Co., L.L.C.	2000
Fred L. Shapiro, M.D.	69	Retired Physician	2001

        James P. Reilly has served as President and Chief Executive Officer of the Company since June 1989. Mr. Reilly is a certified public accountant.

        Robert L. Barbanell has served as President of Robert L. Barbanell Associates, Inc., a financial consulting company, since July 1994. Mr. Barbanell is also a director of Pride International, Inc. (NYSE), an oil drilling contractor.

        Joseph M. Cohen has served as Chairman of JM Cohen & Co., L.L.C., a family investment group, since February 2000. From July 1998 until February 2000, Mr. Cohen was Chairman of SG Cowen Securities Corp., a securities firm. From June 1967 until July 1998, Mr. Cohen was Managing Partner and Chairman of Cowen & Company, a research and investment banking firm.

        Dr. Fred L. Shapiro served as a consultant to Hennepin Faculty Associates, a non-profit organization involved in medical education, research and patient care, from July 1995 to June 1999, President of Hennepin Faculty Associates from January 1984 to June 1995, and Medical Director of the Regional Kidney Disease Program from July 1966 to January 1984. He has also been a Professor of Medicine at the Hennepin County Medical Center and the University of Minnesota since July 1976. Prior to the merger with Cantel, Dr. Shapiro served as a director of Minntech since 1982.

Committees and Meetings

        The Company has an Audit Committee of the Board of Directors consisting of Messrs. Barbanell (Chairman), Offit (a retiring director) and Slovin, all of whom have been determined by the Board of Directors to be "independent," as defined by the Securities Exchange Act of 1934 and the recently proposed NYSE listing standards. All of the audit committee members are financially literate, and at least one member has accounting and financial management expertise. The Board has determined that Mr. Barbanell qualifies as an "audit committee financial expert" for purposes of the SEC's rules. The primary functions of the Audit Committee are:

  •
  Appointing, retaining (or terminating) and overseeing the work of the independent auditors;

  •
  Approving the compensation of the independent auditors;

  •
  Reviewing the Company's system of internal controls regarding finance, accounting, business conduct and ethics and legal compliance that management and the Board have established in connection with such matters;

  •
  Reviewing the Company's accounting and financial reporting processes;

  •
  Reviewing the integrity of financial reports and other financial and related information released by the Company to the public, or in certain circumstances governmental bodies;

  •
  Reviewing and appraising with management the performance of the Company's independent auditors;

  •
  Providing an open avenue of communication between the independent auditors and the Board; and

  •
  Receiving and investigating notices of financial improprieties.

        The full Audit Committee held three meetings during fiscal 2003 at which all members of the committee were present except for Mr. Offit, who missed one meeting and Mr. Slovin, who missed two meetings. The chairman of the Audit Committee held four additional meetings with the Company's financial management and its independent auditors. Three of such meetings were held prior to filing the Company's Quarterly Reports on Form 10-Q for the purpose of reviewing such reports and one meeting was held for the purpose of discussing succession planning of audit personnel.

        The Company has a Compensation and Stock Option Committee of the Board of Directors consisting of Messrs. Hirschfield (Chairman), Barbanell and Cohen. The primary functions of the Compensation Committee are to:

  •
  Discharge the Board's responsibilities relating to compensation of the Company's executive officers;

  •
  Produce an annual report on executive compensation for inclusion in the Company's proxy statement in accordance with applicable rules and regulations; and

  •
  Administer the Company's stock option plans in accordance with the terms of such plans.

The Compensation and Stock Option Committee did not hold any formal meetings during fiscal 2003; however, it had several informal telephonic meetings regarding the compensation of the Company's President and Chief Executive Officer.

        The Board of Directors of the Company held five meetings during the fiscal year ended July 31, 2003. Except for Dr. Rowe, who did not attend two of the Board meetings and Mr. Offit, who did not attend three of the Board meetings and one of the Audit Committee meetings, no incumbent director attended fewer than 75% of the aggregate of (i) the total number of meetings of the Board (held during the period for which he has been a director) and (ii) the total number of meetings held by all committees of the Board on which he served (during the periods that he served).

        The Company did not have a Nominating Committee during the fiscal year ended July 31, 2003. However, the Board approved the formation of a Nominating and Governance Committee and the adoption of its charter in October 2003. Members of the Nominating Committee will be appointed at the next meeting of the Board of Directors, scheduled for December 17, 2003.

        The Audit Committee Charter, the Compensation and Stock Option Committee Charter, and the Nominating and Governance Committee Charter will be posted on the Company's website at www.cantelmedical.com. In addition, copies of the Charters will be provided free of charge upon written request addressed to the Assistant Secretary of the Company at the Company's principal executive offices.

Director Compensation

        During fiscal 2003, Directors who were not officers of the Company were paid a $2,500 annual fee and $1,000 per meeting attended, plus expenses. The annual fee was increased to $10,000 commencing August 1, 2003. In addition, Directors who served as chairmen of the Audit Committee and Compensation Committee were paid $1,000 per meeting attended, and the other non-employee Directors who served on the committees were paid $750 per meeting attended. The Chairman of the Audit Committee was paid an additional director's fee of $5,000 per year. During fiscal 2004, such fee was increased to $10,000. The 1998 Directors' Plan provides for the automatic grant to each of the Company's directors of an option to purchase 1,500 shares of common stock on the last business day of the Company's fiscal year. In addition, an option to purchase 750 shares of common stock is granted automatically on the last business day of each fiscal quarter to each non-employee director provided that the director attended any regularly scheduled meeting of the Board, if any, held during such quarter.

PROPOSAL 2

APPROVAL OF AMENDMENT TO THE
1997 EMPLOYEE STOCK OPTION PLAN

        In October 1997, the Company adopted the 1997 Employee Stock Option Plan (the "Employee Plan") under which the Company may, from time to time, issue options exercisable for shares of common stock. As amended, the Employee Plan authorizes the grant of options to purchase 2,000,000 shares. The Board of Directors has adopted an amendment to the Employee Plan to permit the grant of options that do not qualify as incentive stock options ("ISOs") within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"). Adoption of such amendment requires stockholder approval. A copy of the Employee Plan, as amended, is attached hereto as Annex A.

        The Employee Plan is administered in all respects by the Company's Compensation and Stock Option Committee (the "Option Committee"). The Option Committee may determine the employees to whom options are to be granted and the number of shares subject to each option. Under the terms of the Employee Plan, all employees of the Company or subsidiaries of the Company are eligible for option grants. Options under the Employee Plan are granted to reward past performance by employees, as an incentive for future performance, and to recruit and retain qualified personnel.

        The option exercise price of options granted under the Employee Plan is fixed by the Option Committee but, in the case of ISOs, must be no less than 100% of the fair market value of the shares of common stock subject to the option at the time of grant, except that in the case of an employee who possesses more than 10% of the total combined voting power of all classes of stock of the Company or its subsidiaries (a "10% Holder"), the exercise price for ISOs must be no less than 110% of said fair market value. Options may be exercised by the payment in full in cash or by tendering shares of common stock having a fair market value, as determined by the Option Committee, equal to the option exercise price. Options granted under the Employee Plan may not be exercised more than ten years after the date of grant, five years in the case of an ISO granted to a 10% Holder.

        Prior to the current amendment, only options intended to qualify as ISOs were permitted to be granted under the Employee Plan. The Board believes that it is necessary to permit the grant of non-ISOs under the Employee Plan to give greater flexibility in the type of options available for grant. For example, the Code imposes strict limitations on the quantity of ISOs that may be granted to an employee. Under the Code the aggregate fair market value of stock with respect to which an ISO is exercisable for the first time by any individual during any calendar year (under all plans of the Company and its subsidiaries) cannot exceed $100,000. This limitation makes the grant of options to senior executive officers impractical.

        As of November 14, 2003, options to purchase 1,127,105 shares were outstanding under the Employee Plan and 594,835 shares are available for future grants. Upon stockholder approval of the amendment to the Employee Plan options to purchase 118,050 shares will be granted to James P. Reilly, President of the Company. The number of shares is subject to adjustment on account of stock splits, stock dividends and other dilutive changes in the common stock. Shares of common stock covered by unexercised stock options that expire, terminate, or are cancelled are available for option grant under the Employee Plan.

  Income Tax Consequences:

        The principal federal income tax consequences of the granting of options will be as follows:

        (a)   ISO's: The Employee Plan provides that the aggregate fair market value (determined at the time of option grant) of stock with respect to which ISOs become exercisable by the Optionee for the first time in any calendar year under all of the stock option plans of the Company or any of its subsidiaries cannot exceed $100,000. ISO tax treatment is denied by the Code to any options in excess of such dollar limits.

        The granting of an ISO results in no federal income tax consequences to the Optionee. No income is recognized by the Optionee upon the exercise of an ISO. However, for purposes of the alternative minimum tax only, the amount by which the fair market value of the option shares at the time of ISO exercise exceeds the option exercise price (the "Option Spread") will be an item of tax preference for purposes of the federal alternative minimum tax and thus the Option Spread may be subject to the alternative minimum tax unless the shares are disposed of in a Disqualifying Disposition (as defined below) in the year of exercise. If the Optionee is subject to the alternative minimum tax in the year of the option exercise, the shares purchased upon the exercise of the ISO will generally have a tax basis equal to their fair market value at the time of ISO exercise only for purposes of computing gain or loss on a subsequent disposition of the option shares under the alternative minimum tax. If instead the Optionee is subject to the regular tax in the year of the disposition of his option shares, the shares purchased upon the exercise of an ISO will have a tax basis (for purposes of calculating gain or loss on such disposition under the regular tax) equal to their ISO exercise price. Each Optionee should consult his tax advisor as to the application of the alternative minimum tax to the exercise of ISOs and the disposition of shares acquired thereby.

        The Internal Revenue Service (the "IRS") recently announced that it will not apply income tax withholding obligations on the employer or assess FICA or FUTA taxes (on either the employee or the employer) with respect to the Option Spread upon the exercise of an ISO until at least two years after final regulations with respect thereto have been issued by the IRS.

        If the shares purchased upon the exercise of an ISO are disposed of by the Optionee (other than by transfer to his estate, executor, administrator or heir by reason of his death), neither (a) within the two-year period following the grant of the option nor (b) within the one-year period following the issuance of the shares to the Optionee, then upon such disposition, any excess of the sale price of the shares over the option exercise price will constitute capital gain to the Optionee. If the Optionee disposes of the shares within such two-year period or one-year period (other than by transfer to his estate, executor, administrator or heir by reason of his death) (a "Disqualifying Disposition"), the Optionee will generally recognize in the year of the disposition (i) ordinary income to the extent of the difference between the exercise price and the lesser of (a) the fair market value of the shares on the date the ISO is exercised, or (b) the amount realized on the disposition of the shares, and (ii) short term capital gain to the extent of any excess of the amount realized on the disposition over the fair market value of the shares on the date the ISO is exercised.

        If the Optionee pays the option exercise price by surrendering to the Company shares of its stock, the Optionee will generally not recognize any gain or loss with respect to the surrender of such shares to the Company. (But see the discussion above relating to the alternative minimum tax and the discussion below relating to surrendered shares that were acquired upon the exercise of an ISO.) The Optionee will have the following tax basis in the shares acquired on the exercise of the ISO: as to the number of shares acquired that equals the number of shares surrendered, the Optionee's tax basis will be equal to the tax basis of the shares surrendered and the Optionee will have a carryover holding period for purposes of determining any gain or loss on a sale of those shares; as to the balance of the shares received on the option exercise, the Optionee will have a tax basis equal to the cash, if any, paid by him to the Company upon the exercise of the option and a holding period (for purposes of determining gain or loss on a sale of those shares) that begins on the date of option exercise. As to all of the shares acquired on the exercise of the option, a new two-year period and one-year period (referred to above) will be determined based on the date of option exercise.

        However, if the surrendered shares were themselves acquired by the Optionee upon the exercise of an ISO and the surrender of such shares occurs within the two-year period or one-year period referred to above, the Optionee will generally recognize ordinary income in the year of the surrender to the extent that the fair market value of the surrendered shares on the date they were acquired exceeds the Optionee's tax basis with respect to such shares. At the present time, the IRS has proposed that the Company will have no income tax withholding obligation with respect to this income but may have an obligation to report this income on a periodic filing to the IRS. The Optionee will have the following tax basis in the shares acquired on the exercise of the ISO: as to the number of shares acquired that equals the number of shares surrendered, the Optionee's tax basis will be equal to the tax basis of the shares surrendered and the Optionee will have a carryover holding period for purposes of determining any gain or loss on a sale of those shares; as to the balance of the shares received on the option exercise, the Optionee will have a tax basis equal to the cash (if any) paid by him to the Company upon the exercise of the option plus any compensation income reported by him with respect to the Disqualifying Disposition, and a holding period (for purposes of determining gain or loss on a sale of those shares) that begins on the date of option exercise. As to all of the shares acquired on the exercise of the option, a new two-year period and one-year period (referred to above) will be determined based on the date of option exercise.

        In general, the federal income tax consequences to the Company of the grant and exercise of ISOs under the Employee Plan and the sale of shares purchased on the exercise of ISOs are as follows: The grant of an ISO results in no federal income tax consequences to the Company. But see the discussion above relating to income tax withholding and FICA and FUTA taxes with respect to the Option Spread upon the exercise of an ISO. In any year in which the Optionee recognizes ordinary income (as a result of a Disqualifying Disposition of the shares), the Company is entitled to a corresponding income tax deduction, assuming such compensation to the Optionee is reasonable in amount and any required withholding and reporting obligations are satisfied by the Company. Notwithstanding the foregoing, Section 162(m) of the Code limits the tax deduction which the Company may take for otherwise deductible compensation payable to certain executive officers of the Company to the extent that compensation paid to such an officer for any year exceeds $1 million, unless such compensation is performance-based, is approved by the Company's stockholders and meets certain other criteria. Although the Company intends that the Employee Plan will satisfy the requirements that option grants thereunder be considered performance-based for purposes of Section 162(m) of the Code, there can be no assurance such awards will satisfy such requirements.

        (b)   Non-ISO's: There is no limit on the aggregate fair market value of stock covered by options that do not qualify as ISO's that may be granted to an individual in any year or on the aggregate fair market value of non-ISO's that first become exercisable in any year. Generally, no taxable income will be recognized by the Optionee and no income tax deduction will be allowed to the Company upon the grant of a non-ISO. Upon the exercise of a non-ISO, the Optionee will realize an amount of ordinary income equal to the excess of the fair market value of the shares at the time of exercise over the option exercise price (even though the Optionee will have received no cash), and the Company will be entitled to an income tax deduction in the same amount, subject to the reasonableness of the compensation and the fulfillment by the Company of any required reporting and withholding obligations, and subject further to the limitations of Section 162(m) of the Code (which are described above). Any difference between (i) the greater of (a) the fair market value of the shares at the time of option exercise, or (b) the option exercise price, and (ii) amount realized by the Optionee on the disposition of the shares will be taxable as capital gain or loss (short-term or long-term, as the case may be.)

        With respect to employees of the Company, the Company will be obligated to withhold income taxes and the employee's share of FICA taxes, and to pay the employer's share of such taxes, at the time of the exercise of a non-ISO.

        (c)   The Employee Plan is not a "qualified" stock bonus, pension or profit-sharing plan within the meaning of Section 401 of the Code.

        (d)   The principal state, local and foreign tax income tax consequences of the issuance and exercise of options, and subsequent stock dispositions, are discussed below:

        State, local and foreign income tax consequences may, depending on the jurisdiction, differ from the federal income tax consequences of the granting and exercise of an option and any later sale by the

Optionee of his option stock. There may also be, again depending on the jurisdiction, transfer or other taxes imposed in connection with a disposition, by sale, bequest or otherwise, of option stock. Optionees should consult their personal tax advisors with respect to the specific state, local, foreign and other tax consequences to them of option grants, option exercises and stock dispositions.

        The Board of Directors is of the opinion that adoption of the amendment to the Employee Plan is in the best interests of the Company in that it will aid the Company in securing and retaining competent management personnel and other employees by making it possible to offer them an opportunity to acquire stock of the Company and thereby increase their proprietary interest in the Company's success.

The Board Recommends a Vote in Favor of Proposal 2

PROPOSAL 3

APPROVAL OF AMENDMENT TO THE
1998 DIRECTORS STOCK OPTION PLAN

        In December 1998, the Company adopted the 1998 Directors' Stock Option Plan (the "Directors' Plan") under which the Company may, from time to time, issue options exercisable for shares of Common Stock. A total of 300,000 shares of Common Stock are reserved for issuance under the Directors' Plan. The Board of Directors has adopted an amendment to the Directors' Plan to provide for the automatic grant of options to purchase 15,000 shares of common stock to each newly appointed or elected director. Adoption of such amendment requires stockholder approval. A copy of the Directors' Plan, as amended, is attached hereto as Annex B.

        The following description of the Directors' Plan is qualified in its entirety by reference to such Plan, a copy of which is attached to this Proxy Statement as Annex B and is incorporated by reference herein.

        All of the Company's directors are eligible to participate in the Directors' Plan.

        Options granted under the Directors' Plan are not intended to be ISOs. For Federal income tax purposes, directors will realize ordinary income upon exercise of options granted under the Directors' Plan measured by the excess of the fair market value of the shares at the time of exercise over the option price (even though the optionee will have received no cash), and the Company will be entitled to a deduction in the same amount. Any difference between the greater of such market value or option price and the price at which the optionee may subsequently sell the shares will be treated as gain or loss from the sale or disposition of a capital asset. See "Income Tax Consequences" under Proposal 2 above for a further discussion of the tax treatment of nonstatutory stock options.

        The Board administers the Directors' Plan. The Board has the power to construe and interpret the Directors' Plan but not to determine the persons to whom or the dates on which options will be granted, the number of shares to be subject to each option, the time or times during the term of each option within which all or a portion of such option may be exercised, the exercise price, the type of consideration or the other terms of the option except to the extent specified in the Directors' Plan.

        The Directors' Plan provides for the automatic grant to each of the Company's directors of options to purchase 1,500 shares of Common Stock on the last business day of the Company's fiscal year. In addition, an option to purchase 750 shares of Common Stock is granted automatically on the last business day of each fiscal quarter to each non-employee director of the Company, provided that the director attended any regularly scheduled meeting of the Board, if any, which was held during such quarter.

        Each option grant is at an exercise price equal to the fair market value of the common stock on the date of grant. Options granted prior to July 31, 2000 have a term of ten years and options granted after that date have a term of five years (subject, in each case, to termination three months following the optionee's ceasing to serve as a director of the Company). The fiscal year options are exercisable in two equal annual installments commencing on the first anniversary of the grant thereof and the quarterly options are exercisable in full immediately.

        As amended, the Directors' Plan will provide for the automatic grant of an option to purchase 15,000 shares of the Company's common stock to each person who is appointed or elected for the first time to be a director of the Company. All terms and conditions of such option shall be substantially the same as all other options granted under the Directors' Plan, including but not limited to the determination of the exercise price and the term of the option, provided, however, that the options will vest in three equal annual installments commencing on the date of grant.

        The Board of Directors is of the opinion that adoption of the amendment to the Directors' Plan is in the best interests of the Company in that it will aid the Company in securing and retaining the services of persons having the breadth of professional and business experience who, through their efforts and expertise, can make a significant contribution to the success of the Company's business by serving as members of the Company's Board of Directors. The Board believes that the amendment to the Directors' Plan will provide an additional incentive for such directors by making it possible to offer them an opportunity to acquire stock of the Company and thereby increase their proprietary interest in the Company's success upon their acceptance of a position as a director of the Company.

        As of November 14, 2003, options to purchase 132,750 were outstanding under the Directors' Plan and 167,250 are available for future grants.

The Board Recommends a Vote in Favor of Proposal 3.

PROPOSAL 4

RATIFICATION OF SELECTION
OF INDEPENDENT AUDITORS

        The Audit Committee of the Board has selected Ernst & Young LLP as the Company's independent auditors for the fiscal year ending July 31, 2004 and has further directed that management submit the selection of independent auditors for ratification by the stockholders at the Annual Meeting. Ernst & Young LLP has audited the Company's financial statements for the past fourteen years. A representative of Ernst & Young LLP is expected to be present at the Annual Meeting, will have an opportunity to make a statement if he so desires, and will be available to respond to appropriate questions.

        Stockholder ratification of the selection of Ernst & Young LLP as the Company's independent auditors is not required by the Company's by-laws or otherwise; however, the Board is submitting the selection of Ernst & Young LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of different independent auditors at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders.

The Board Recommends a Vote in Favor of Proposal 4.

TRANSACTION OF OTHER BUSINESS

        The Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

OWNERSHIP OF SECURITIES

        The following table sets forth stock ownership information as of November 14, 2003 concerning (i) each director and persons nominated to become directors of the Company, (ii) each person (including any "group" as defined in Section 13(d)(3) of the Securities Exchange Act of 1934) who is known by the Company to beneficially own more than five (5%) percent of the outstanding shares of the Company's common stock, (iii) the Chief Executive Officer and the other executive officers named in the Summary Compensation Table below, and (iv) the Company's executive officers and directors as a group:

		Shares Beneficially Owned(1)
Name and Address of Beneficial Owners	Position with the Company	Number		Percent of Total
Charles M. Diker 150 Clove Road Little Falls, NJ 07424	Chairman of the Board and Director	1,439,499	(2)	15.1%
Alan J. Hirschfield	Vice Chairman of the Board and Director	290,749	(3)	3.1%
Robert L. Barbanell	Director	77,284	(4)	*
Joseph M. Cohen	Director	47,750	(5)	*
Darwin C. Dornbush, Esq.	Secretary and Director	37,170	(6)	*
Spencer Foreman, M.D.	Nominee for Director	0		*
Morris W. Offit	Director	50,250	(7)	*
James P. Reilly	President and CEO and Director	307,920	(8)	3.3%
John W. Rowe, M.D.	Director	48,000	(9)	*
Fred L. Shapiro, M.D.	Director	37,579	(10)	*
Bruce Slovin	Director	246,750	(11)	2.6%
Roy K. Malkin	President and CEO of Minntech Corporation.	73,125	(12)	*
Craig A. Sheldon	Senior Vice President and CFO	24,363	(13)	*
William J. Vella	President and CEO of Carsen Group Inc.	54,303	(14)	*
Strong Capital Management, Inc.	Stockholder	667,492	(15)	7.2%
All officers and directors as a group of 16 persons		2,753,284	(16)	27.3%

*
Represents beneficial ownership of less than one percent (1%).

(1)
Unless otherwise noted, Cantel believes that all persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned by them.

  A person is deemed to be the beneficial owner of securities that can be acquired by such person within 60 days from November 14, 2003 upon the exercise of options. Each beneficial owner's percentage ownership is determined by assuming that options that are held by such person (but not those held by any other person) and which are exercisable within 60 days from November 14, 2003 have been exercised.

(2)
Includes 237,750 shares which Mr. Diker may acquire pursuant to stock options. Does not include an aggregate of 919,384 shares owned by (i) Mr. Diker's wife, (ii) certain trusts for the benefit of Mr. Diker's children, (iii) accounts for his grandchildren over which Mr. Diker exercises investment discretion, (iv) certain other accounts over which Mr. Diker exercises investment discretion, (v) the DicoGroup, Inc., a corporation of which Mr. Diker serves as Chairman of the Board, and (vi) a non-profit corporation of which Mr. Diker and his wife are the principal officers and directors. Mr. Diker disclaims beneficial ownership as to all of the foregoing shares.

(3)
Includes 34,500 shares which Mr. Hirschfield may acquire pursuant to stock options.

(4)
Includes 29,250 shares which Mr. Barbanell may acquire pursuant to stock options. Does not include 3,750 shares owned by Mr. Barbanell's wife as to which Mr. Barbanell disclaims beneficial ownership.

(5)
Includes 26,250 shares which Mr. Cohen may acquire pursuant to stock options.

(6)
Includes 32,250 shares which Mr. Dornbush may acquire pursuant to stock options.

(7)
Includes 26,250 shares which Mr. Offit may acquire pursuant to stock options.

(8)
Includes 137,745 shares which Mr. Reilly may acquire pursuant to stock options. Does not include 130,672 shares owned by Mr. Reilly's wife as to which Mr. Reilly disclaims beneficial ownership.

(9)
Includes 48,000 shares which Dr. Rowe may acquire pursuant to stock options.

(10)
Includes 22,500 shares which Dr. Shapiro may acquire pursuant to stock options. Does not include 15,500 shares owned by certain trusts for the benefit of Dr. Shapiro's grandchildren.

(11)
Includes 39,750 shares which Mr. Slovin may acquire pursuant to stock options.

(12)
Includes 73,125 shares which Mr. Malkin may acquire pursuant to stock options.

(13)
Includes 21,701 shares which Mr. Sheldon may acquire pursuant to stock options.

(14)
Includes 20,625 shares which Mr. Vella may acquire pursuant to stock options.

(15)
Based upon information set forth in an Information Statement on Schedule 13G filed by Strong Capital Management, Inc. and Richard S. Strong with the SEC.

(16)
Includes 768,238 shares which may be acquired pursuant to stock options.

Executive Officers of the Company

Name	Age	Position with the Company
Charles M. Diker	68	Chairman of the Board
James P. Reilly	63	President and Chief Executive Officer
Roy K. Malkin	57	President and CEO of Minntech Corporation
Seth R. Segel	34	Senior Vice President—Corporate Development
Craig A. Sheldon	41	Senior Vice President and Chief Financial Officer
William J. Vella	47	President and CEO of Carsen Group Inc.
Steven C. Anaya	33	Vice President and Controller

        See "Business Experience of Directors" above for biographical data with respect to Messrs. Diker and Reilly.

        Mr. Malkin has served as President and Chief Executive Officer of Minntech since September 2001, and as President and Chief Executive Officer of MediVators since June 1999. From June 1984 until July 1994 and from November 1996 until May 1999, Mr. Malkin was President and Chief Executive Officer of RKM Enterprises Ltd., a multi-national consulting group for the healthcare industry. From July 1994 until October 1996, Mr. Malkin was employed by Steris Corporation, most recently as Senior Vice President.

        Mr. Segel was appointed Senior Vice President—Corporate Development of the Company on November 18, 2002. From May 1999 through October 2002, he served in various positions at Jupiter Media Metrix, Inc. (Nasdaq), a provider of global market research, and LiveTechnology Holdings, Inc., a company owned and then sold by Jupiter Media Metrix in May 2002. Mr. Segel served most recently as Senior Vice President of Finance and Corporate Development at Jupiter Media Metrix and as Managing Director of LiveTechnology. From August 1996 through April 1999, Mr. Segel served as Senior Associate at Broadview International LLC, an investment bank. Mr. Segel has a Masters Degree in Business Administration.

        Mr. Sheldon has served as Senior Vice President and Chief Financial Officer of the Company since November 2002. From November 2001 through October 2002 he served as Vice President and Chief Financial Officer. From November 1994 until October 2001 Mr. Sheldon served as Vice President and Controller of the Company. Mr. Sheldon is a certified public accountant.

        Mr. Vella has served as President and Chief Executive Officer of Carsen Group Inc. since October 2001, as President and Chief Operating Officer of Carsen from December 1996 until October 2001, as Executive Vice President from January 1995 until November 1996, and prior thereto in various sales and sales management positions since October 1981.

        Mr. Anaya, who has been employed by the Company since March 2002, has served as Vice President since November 20, 2003 and Controller since November 1, 2002. Prior thereto, he served as Assistant Controller of the Company. From April 1999 through October 2002, Mr. Anaya was employed by Great Universal Inc., most recently as Corporate Controller. Great Universal Inc. is a holding company for numerous companies located in the United States and Europe primarily in the telecommunications and computer industries. From December 1992 through April 1999, Mr. Anaya was employed by Deloitte & Touche LLP, most recently as Audit Manager. Mr. Anaya is a certified public accountant.

EXECUTIVE COMPENSATION AND RELATED INFORMATION

Summary of Cash and Certain Other Compensation

        The following table sets forth, for the fiscal years ended July 31, 2003, 2002 and 2001, compensation, including salary, bonuses, stock options and certain other compensation, paid by the Company to the Chief Executive Officer and to the Company's four most highly compensated executive officers other than the Chief Executive Officer during fiscal 2003:

Summary Compensation Table

		Annual Compensation (1)		Long-Term Compensation Awards(2)
Name and Principal Position	Year	Salary ($)	Bonus ($)	Options (#)
Charles M. Diker Chairman of the Company	2003 2002 2001	225,000 175,000 160,000	0 0 0	1,500 1,500 1,500
James P. Reilly(3) President and Chief Executive Officer of the Company	2003 2002 2001	350,000 318,347 303,188	47,250 250,000 171,757	1,500 1,500 1,500
Roy K. Malkin(4) President and Chief Executive Officer of Minntech Corporation	2003 2002 2001	293,750 250,530 192,500	0 150,822 46,000	10,000 30,000 0
Craig A. Sheldon(5) Senior Vice President and Chief Financial Officer of the Company	2003 2002 2001	186,250 166,250 136,250	28,400 50,000 40,000	20,000 18,750 0
William J. Vella(6) President and Chief Executive Officer of Carsen Group Inc.	2003 2002 2001	212,220 193,000 179,444	24,218 0 103,548	25,000 15,000 0

(1)
The Company did not pay or provide other forms of annual compensation (such as perquisites and other personal benefits) to the above-named executive officers having a value exceeding the lesser of $50,000 or 10% of the total annual salary and bonus reported for such officers with the exception of reimbursement to a Company affiliated with Mr. Diker of office expenses amounting to $36,000, $36,000 and $24,000 in fiscal 2003, 2002 and 2001, respectively.

(2)
The Company has no long-term incentive compensation plan other than its 1997 Employee Stock Option Plan and the 1998 Directors' Stock Option Plan described herein and various individually granted options, a 401(k) profit sharing plan, and a Canadian profit sharing plan. The Company does not award stock appreciation rights, restricted stock awards or long-term incentive plan pay-outs.

(3)
James P. Reilly is party to an employment agreement with the Company that expires on July 31, 2005. Under the Agreement, Mr. Reilly is entitled to (i) an annual base salary of $367,500 (for fiscal 2004) subject to annual increases equal to no less than 5% or a cost of living formula, (ii) incentive compensation equal to 2 1/4% of his annual base salary for every one cent ($.01) increase in the diluted earnings per share of the Company's common stock (as adjusted to exclude incentive compensation paid or payable to Mr. Reilly) for the current year over the prior year, (iii) participation in employee health, insurance and other benefit plans, (iv) maintenance by the Company of a life insurance policy on the life of Mr. Reilly in the face amount of $500,000 payable to his designated beneficiary, and (v) use of a Company owned or leased automobile. In addition, Mr. Reilly was granted a five-year option to purchase 6,950 shares of Common Stock with an exercise price of $14.25. He will also be granted a five-year option to purchase 118,050 shares of Common Stock upon approval of the proposed amendment to the Company's 1997 Employee Stock Option Plan (Proposal 2) at the Annual Meeting. The exercise price will be the fair value of the shares on the date of grant. In the event of a "Change in Control" (as defined in the employment agreement), Mr. Reilly may terminate his employment and be entitled to receive in a lump sum the greater of (i) $500,000 or (ii) the sum of one year's Base Salary and the amount of Mr. Reilly's prior year incentive compensation. During the five-year period following the termination of Mr. Reilly's employment (for any reason), he will be paid a consulting fee of $100,000 per year, adjusted by a cost of living formula.

(4)
Roy K. Malkin is party to an employment agreement with Minntech Corporation that expires on October 31, 2004. Under the Agreement, Mr. Malkin is entitled to (i) an annual base salary of $315,000 (commencing November 1, 2003), subject to annual increases equal to no less than 5% or a cost of living formula, (ii) incentive compensation equal to 5% of the excess of the annual earnings of Minntech before interest and taxes over certain amounts which are set forth in the agreement, (iii) participation in employee health, insurance and other benefit plans, and (iv) an automobile allowance. In the event of a "Change in Control" (as defined in the employment agreement), Mr. Malkin may terminate his employment and be entitled to receive in a lump sum an amount equal to 150% of the base salary and incentive compensation paid to Mr. Malkin during the last completed fiscal year.

(5)
Craig A. Sheldon is party to an employment agreement with the Company that expires on October 31, 2004. Under the Agreement, Mr. Sheldon is entitled to (i) an annual base salary of $205,000 (commencing November 1, 2003), subject to annual increases equal to no less than 5% or a cost of living formula, (ii) an annual discretionary bonus, (iii) participation in employee health, insurance and other benefit plans, (iv) maintenance by the Company of a life insurance policy on the life of Mr. Sheldon in the face amount of $250,000 payable to his designated beneficiary, and (v) an automobile allowance. In the event of a "Change in Control" (as defined in the employment agreement), Mr. Sheldon may terminate his employment and be entitled to receive in a lump sum an amount equal to 150% of the base salary and incentive compensation paid to Mr. Sheldon during the last completed fiscal year.

(6)
Mr. Vella was paid his salary and bonus in Canadian dollars. The dollar amounts above have been translated from Canadian dollars to U.S. dollars based upon an average exchange rate during the respective fiscal year.

        On November 18, 2002, Seth R. Segel was appointed Senior Vice President—Corporate Development of the Company pursuant to a two-year employment agreement that expires on November 17, 2004. Mr. Segel's employment agreement provides for (i) an annual base salary of $189,000 (commencing November 18, 2003), (ii) bonuses of $50,000 following the first year of employment and $50,000 on August 1, 2004, (iii) incentive compensation equal to .45% of the total consideration paid by the Company with respect to an acquisition during the employment period on which Mr. Segel plays a lead role on the transaction (approximately $70,000 during the first year of Mr. Segel's employment), (iv) participation in employee health, insurance and other benefit plans, (v) maintenance by the Company of a life insurance policy on the life of Mr. Segel in the face amount of $250,000 payable to his designated beneficiary, and (vi) an automobile allowance. In addition, upon commencement of his employment, Mr. Segel was granted a five-year non-plan option to purchase 50,000 shares of Common Stock with an exercise price of $10.59 (the fair value of the shares on the date of grant). In the event of a "Change in Control" (as defined in the employment agreement), the options will automatically become fully vested and Mr. Segel may terminate his employment and continue to receive his base salary and bonus following such termination through the end of the two-year term of the employment agreement.

Stock Options

        The following stock option information is furnished for the fiscal year ended July 31, 2003 with respect to the Company's Chief Executive Officer and the other executive officers of the Company named in the Compensation Table above, for stock options granted during such fiscal year. Stock options were granted without tandem stock appreciation rights.

Option Grants in Last Fiscal Year

					Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term($)(1)
		% of Total Options Granted to Employees During the Fiscal Year
	Number of Shares Underlying Options Granted
Name			Exercise Price Per Share($)	Expiration Date
					5%	10%
Charles M. Diker	1,500(2)	1.22	12.95	7/30/08	5,367	11,859
James P. Reilly	1,500(2)	1.22	12.95	7/30/08	5,367	11,859
Roy K. Malkin	10,000(3)	8.13	11.44	3/11/08	31,607	69,842
Craig A. Sheldon	20,000(3)	16.26	11.44	3/11/08	63,213	139,685
William J. Vella	25,000(3)	20.33	11.44	3/11/08	79,017	174,606

(1)
Represents the potential realizable value of the options granted at assumed 5% and 10% rates of compounded annual stock price appreciation from the date of grant of such options to the date of the option expiry.

(2)
These options were granted under the Company's 1998 Directors' Stock Option Plan. The exercise price per share of the options is the market value per share on the date of grant. The options are subject to vesting as follows: 50% of the total shares covered by the options vest on the first anniversary of the date of grant and the remaining 50% vest on the second anniversary of such date of grant.

(3)
These options were granted under the Company's 1997 Employee Stock Option Plan. The exercise price per share of the options is the market value per share on the date of grant. The options vest under various installments during the option term, with no option vesting prior to the first anniversary of the date of the grant.

Option Exercise and Holdings

        The following information is furnished for fiscal 2003 with respect to the Company's Chief Executive Officer and the other executive officers of the Company named in the Compensation Table above, for stock option exercises during such fiscal year and unexercised stock option values at July 31, 2003.

Aggregated Option Exercises in Last Fiscal Year
and Fiscal Year-end Option Values

			Number of Shares Underlying Unexercised Options at 7/31/03		Value of Unexercised in-the-Money Options at 7/31/03 ($)
Name	Shares Acquired On Exercise(#)	Value Realized($)(1)
			Exercisable	Non-Exercisable	Exercisable	Non-Exercisable
Charles M. Diker	1,500	17,055	237,750	2,250	1,900,365	0
James P. Reilly	1,500	16,995	137,745	27,255	1,210,070	223,795
Roy K. Malkin	0	0	65,625	34,375	554,006	46,994
Craig A. Sheldon	0	0	17,013	43,437	117,998	127,653
William J. Vella	0	0	16,875	45,625	123,281	133,431

(1)
Value realized is calculated as the market value of the shares exercised using the closing price of the Company's common stock on such exercise date. The value realized is for informational purposes only and does not purport to represent that such individual actually sold the underlying shares, or that the underlying shares were sold on the date of exercise. Furthermore, such value realized does not take into consideration individual income tax consequences.

Stock Option Plans

        The following sets forth certain information as of July 31, 2003 with respect to compensation plans of the Company under which securities of the Company may be issued:

Equity Compensation Plan Information

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights($)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in first column)
Equity compensation plans approved by security holders	1,141,435	9.12	998,943
Equity compensation plans not approved by security holders	372,750	6.76	N/A
Total	1,514,185	8.54	998,943

        An aggregate of 2,000,000 shares of common stock is reserved for issuance or available for grant under the Company's 1997 Employee Stock Option Plan, as amended (the "Employee Plan"). Options granted under the Employee Plan are intended to qualify as incentive stock options within the meaning of Section 422 of the Code. The Employee Plan is administered in all respects by the Stock Option Committee. The Stock Option Committee may determine the employees to whom options are to be granted and the number of shares subject to each option. Under the terms of the Employee Plan, all employees of the Company or subsidiaries of the Company are eligible for option grants. The option exercise price of options granted under the Employee Plan is fixed by the Stock Option Committee but must be no less than 100% of the fair market value of the shares of common stock subject to the option at the time of grant, except that in the case of an employee who possesses more than 10% of the total combined voting power of all classes of stock of the Company ("a 10% Holder"), the exercise price must be no less than 110% of said fair market value. Options may be exercised by the payment in full in cash or by the tendering or cashless exchange of shares of common stock having a fair market value, as determined by the Stock Option Committee, equal to the option exercise price. Options granted under the Employee Plan may not be exercised more than ten years after the date of grant, five years in the case of an incentive stock option granted to a 10% Holder. All options outstanding at July 31, 2003 under the Employee Plan have a term of five years, except for 150,000 options granted to Mr. Reilly and 81,625 options granted to a former executive officer under the terms of their respective employment agreements, each of which had an original term of ten years. At July 31, 2003, options to purchase 906,685 shares of common stock at prices between $3.25 and $19.15 per share were outstanding under the Employee Plan, and 826,443 shares were available for grant under the Employee Plan.

        An aggregate of 300,000 shares of common stock was reserved for issuance or available for grant under the Company's 1991 Directors' Stock Option Plan (the "1991 Directors' Plan"), which expired in fiscal 2001. Options granted under the 1991 Directors' Plan do not qualify as incentive stock options within the meaning of Section 422 of the Code. At July 31, 2003, options to purchase 107,250 shares of common stock at prices between $3.00 and $6.83 per share (the fair market value of the shares at the time of grant) were outstanding under the 1991 Directors' Plan. All of the options have a ten-year term and are exercisable in full. No additional options will be granted under the 1991 Directors' Plan.

        An aggregate of 300,000 shares of common stock is reserved for issuance or available for grant under the Company's 1998 Directors' Stock Option Plan (the "1998 Directors' Plan"). Options granted under the 1998 Directors' Plan do not qualify as incentive stock options within the meaning of Section 422 of the Code. The 1998 Directors' Plan provides for the automatic grant to each of the Company's directors of options to purchase 1,500 shares of common stock on the last business day of the Company's fiscal year. In addition, an option to purchase 750 shares of common stock is granted automatically on the last business day of each fiscal quarter to each director (exclusive of Messrs. Diker and Reilly and any other director who is a full-time employee of the Company) provided that the director attended any regularly scheduled meeting of the Board, if any, held during such quarter. Each such option grant is at an exercise price equal to the fair market value of the common stock on the date of grant. Options granted prior to July 31, 2000 have a term of ten years and options granted on and after July 31, 2000 have a term of five years. The fiscal year options are exercisable in two equal annual installments commencing on the first anniversary of the grant thereof and the quarterly options are exercisable in full immediately. At July 31, 2003 options to purchase 127,500 shares of common stock at prices between $3.41 and $17.56 per share were outstanding under the 1998 Directors' Plan, and 172,500 shares were available for grant under the 1998 Directors' Plan.

        Between 1991 and 2000, Mr. Dornbush was granted ten-year non-plan options to purchase an aggregate of 9,000 shares of common stock at prices between $3.54 and $5.83 per share.

        In October 1996, Mr. Diker was granted a ten-year non-plan option to purchase 75,000 shares of common stock at an exercise price of $4.91 per share. In October 1997, Mr. Diker was granted a ten-year non-plan option to purchase 75,000 shares of common stock at an exercise price of $4.66 per share. In October 1998, Mr. Diker was granted a ten-year non-plan option to purchase 75,000 shares of common stock at an exercise price of $5.16 per share. All of said options are exercisable in full.

        In October 1998, Dr. Rowe was granted a ten-year non-plan option to purchase 15,000 shares of common stock at an exercise price of $5.33 per share. In March 1999, Dr. Rowe was granted a ten-year non-plan option to purchase 15,000 shares of common stock at an exercise price of $4.25 per share. All of said options are exercisable in full.

        In October 2000, Mr. Cohen was granted a five-year non-plan option to purchase 15,000 shares of common stock at an exercise price of $5.58 per share. This option is exercisable in full.

        In September 2001, Dr. Shapiro was granted a five-year non-plan option to purchase 15,000 shares of common stock at an exercise price of $12.32 per share. This option is exercisable in three equal annual installments beginning September 2001.

        In November 2002, Mr. Segel was granted a five-year non-plan option to purchase 50,000 shares of common stock at an exercise price of $10.59 per share. This option is exercisable in three equal annual installments beginning November 2003.

Report on Executive Compensation by the Compensation and Stock Option Committee

        The Compensation and Stock Option Committee of the Company's Board of Directors is responsible for setting and administering the policies which govern annual executive compensation and for administering the grant of options under the Company's stock option plans. The Compensation Committee is currently comprised of three members, Mr. Hirschfield, Chairman, and Messrs. Barbanell and Cohen, each of whom are non-employee directors.

        Executive compensation for the fiscal year ended July 31, 2003 consisted of base salary plus bonus when earned. The policy of the Compensation Committee, in consultation with the Chairman and the Chief Executive Officer, where appropriate, is to provide compensation to the Chief Executive Officer and the Company's other executive officers reflecting the contribution of such executives to the Company's growth in sales and earnings, the implementation of strategic plans consistent with the Company's long-term objectives, and the enhancement of shareholder value.

        Messrs. Malkin, Sheldon and Segel are employed and compensated pursuant to written employment agreements as described above. Prior to August 1, 2002 Mr. Reilly was employed and compensated pursuant to a written employment agreement that expired on July 31, 2002. Mr. Reilly was not subject to an employment agreement during the fiscal year ended July 31, 2003. However, he recently entered into a new employment agreement.

        Long-term incentive compensation consists exclusively of the award of stock options under the Company's Employee Plan and, in the case of officers who serve as directors of the Company, non-discretionary annual option grants of 1,500 shares under the Company's 1998 Directors' Plan. In addition, officers participate in the Company's 401(k) plan and Mr. Vella participates in the deferred profit sharing plan of the Company's Canadian subsidiary.

        The Stock Option Committee under the Employee Plan is responsible for the award of stock options. Three non-employee directors, Messrs. Hirschfield, Barbanell and Cohen, currently serve on the Stock Option Committee, which administers the granting of options under the Employee Plan.

Compensation Committee Interlocks and Insider Participation

        No officer of the Company served on the Compensation Committee during its last fiscal year. Mr. Reilly, the President and Chief Executive Officer of the Company, however, participated in deliberations concerning executive compensation, except with respect to the compensation of the Chairman of the Board and himself. Mr. Diker, Chairman of the Company, also participated in such deliberations except with respect to his own compensation.

Compensation Committee:
Alan J. Hirschfield (Chairman) Robert L. Barbanell Joseph M. Cohen

INDEPENDENT AUDITORS

        The firm of Ernst & Young LLP has audited the financial statements of the Company for more than ten years. In addition to retaining Ernst & Young LLP to audit our consolidated financial statements for the fiscal year ended 2003, the Company and its affiliates retained Ernst & Young LLP to provide tax and other advisory services in the fiscal year ended 2003, and expect to continue to do so in the future.

Auditor Fees

        The following table presents fees for professional audit services rendered by Ernst & Young LLP for the audit of the Company's annual financial statements and review of financial statements included in the registrant's quarterly reports on Form 10-Q ("Audit Fees") for fiscal 2003 and 2002, and fees billed for other services rendered by Ernst & Young LLP.

	2003	2002
Audit Fees	$320,250	$233,000
Audit Related Fees(1)(2)	21,450	143,400
Tax Fees(2)(3)	271,200	159,100

Total	$612,900	$535,500

(1)
Audit related fees for fiscal 2003 consisted principally of fees related to the audit of a benefit plan of the Company, and for fiscal 2002 consisted primary of fees related to due diligence and other accounting advisory services related to the acquisition of Minntech Corporation.

(2)
The Audit Committee has determined that the provision of all non-audit services performed for the Company by Ernst & Young LLP is compatible with maintaining that firm's independence.

(3)
Tax fees consisted primarily of services related to tax due diligence in connection with acquisitions, as well as federal, state and international tax compliance, the majority of which related to the preparation of fiscal 2002 and 2001 income tax returns.

Audit Committee Report

        The Audit Committee of the Board of Directors is providing this report to enable stockholders to understand how it monitors and oversees the Company's financial reporting process. The Audit Committee operates pursuant to an Audit Committee Charter that is reviewed annually by the Audit Committee and updated as appropriate. The Audit Committee Charter was revised as of October 16, 2003 and a copy of the revised charter is attached as Annex C to this Proxy Statement.

        This report confirms that the Audit Committee has (1) reviewed and discussed the audited financial statements for the year ended July 31, 2003 with management and Cantel's independent auditors; (2) discussed with the Company's independent auditors the matters required to be reviewed pursuant to the Statement on Auditing Standards No. 61 (Communications with Audit Committees); (3) reviewed the written disclosures letter from the Company's independent auditors as required by Independence Standards Board Standard No. 1 (Independent Discussions with Audit Committees); and (4) discussed with the Company's independent auditors their independence from Cantel.

        The Audit Committee of the Board of Directors has considered whether the provision of non-audit professional services rendered by Ernst & Young LLP, as discussed above and disclosed elsewhere in this proxy statement, is compatible with maintaining their independence. Based upon the above review and discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements for the year ended July 31, 2003 be included in the Company's Annual Report on Form 10-K for filing with the Securities and Exchange Commission.

Audit Committee:
Robert L. Barbanell (Chairman) Morris W. Offit Bruce Slovin

Stock Performance Graph

        The graph below compares the cumulative total stockholder return on the Company's common stock for the last five fiscal years with the cumulative total return on the Nasdaq Stock Market/U.S. Index, the Russell 2000 Index, and the Dow Jones U.S. Medical Products Index over the same period (assuming the investment of $100 in the Company's common stock, the Nasdaq Stock Market/U.S. Index, the Russell 2000 Index, and the Dow Jones U.S. Medical Products Index on July 31, 1998, and, where applicable, the reinvestment of all dividends).

COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*
AMONG CANTEL MEDICAL CORP., THE NASDAQ STOCK MARKET (U.S.) INDEX,
THE RUSSELL 2000 INDEX AND THE DOW JONES U.S. MEDICAL PRODUCTS INDEX

  * $100 invested on 7/31/98 in stock or index—
  including reinvestment of dividends.
  Fiscal year ending July 31.

Section 16(a) Beneficial Ownership Reporting Compliance

        Under the securities laws of the United States, the Company's directors, executive officers, and any persons holding more than ten percent of the Company's common stock are required to report their initial ownership of the Company's common stock and any subsequent changes in their ownership to the Securities and Exchange Commission ("SEC"). Specific due dates have been established by the SEC, and the Company is required to disclose in this Report any failure to file by those dates. Based upon (i) the copies of Section 16(a) reports that the Company received from such persons for their 2003 fiscal year transactions and (ii) the written representations received from one or more of such persons that no annual Form 5 reports were required to be filed for them for the 2003 fiscal year, the Company believes that there has been compliance with all Section 16(a) filing requirements applicable to such officers, directors, and ten-percent beneficial owners for such fiscal year, except for the following: (i) a report on a Form 4 of an option exercise by Mr. Hirschfield due by October 2, 2003 was filed on October 4, 2003, (ii) reports on Form 4s of the quarterly stock option grants to Messrs. Barbanell, Cohen, Dornbush, Hirschfield, Rowe, Shapiro and Slovin under the 1998 Directors' Stock Option Plan for the quarter ended October 31, 2002, due by November 3, 2002, were included in the reports of the quarterly stock option grants for the quarter ended January 31, 2003 filed on February 3, 2003, and (iii) a report on a Form 5 of a gift of shares from Mr. Diker and his wife to a not-for-profit corporation of which they are officers and directors due by September 15, 2003 was filed on October 28, 2003.

STOCKHOLDER PROPOSALS FOR 2004 PROXY STATEMENT

        The deadline for submitting a stockholder proposal for inclusion in the Company's proxy statement and form of proxy for the Company's 2004 annual meeting of stockholders is the close of business on July 25, 2004. In order to comply with applicable provisions of the Company's By-Laws, proposals of stockholders intended to be presented at the Company's 2004 annual meeting of stockholders without inclusion of such proposals in the Company's proxy statement and form of proxy relating to the meeting must be received by the Company no later than the close of business on October 18, 2004 and no earlier than the close of business on September 18, 2004.

FORM 10-K

        UPON THE WRITTEN REQUEST OF A RECORD HOLDER OR BENEFICIAL OWNER OF COMMON STOCK ENTITLED TO VOTE AT THE MEETING, THE COMPANY WILL PROVIDE WITHOUT CHARGE A COPY OF ITS ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED JULY 31, 2003, INCLUDING THE FINANCIAL STATEMENTS AND FINANCIAL STATEMENT SCHEDULE, FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. REQUESTS SHOULD BE MAILED TO MS. JOANNA ZISA ALBRECHT, CANTEL MEDICAL CORP., 150 CLOVE ROAD, LITTLE FALLS, NJ 07424.

SOLICITATION OF PROXIES

        The cost of solicitation of proxies in the accompanying form has been or will be borne by the Company. In addition to solicitation by mail, arrangements may be made with brokerage houses and other custodians, nominees and fiduciaries to send proxy material to beneficial owners, and the Company will, upon request, reimburse them for any attendant expenses.

        In order to ensure the presence of a quorum at the Meeting, all stockholders are requested to sign and return promptly the enclosed proxy in the postage paid envelope provided for that purpose. The signing of the proxy will not prevent your attending the meeting and voting in person if you wish to do so.

OTHER MATTERS

        The Board knows of no other matters to be presented for stockholder action at the Meeting. However, if other matters do properly come before the Meeting or any adjournments or postponements thereof, the Board intends that the persons named in the proxies will vote upon such matters in accordance with their best judgment.

BY ORDER OF THE BOARD OF DIRECTORS
Darwin C. Dornbush Secretary
November 25, 2003

Annex A

1997 EMPLOYEE STOCK OPTION PLAN
OF
CANTEL MEDICAL CORP.

        1.     The Plan. This 1997 Employee Stock Option Plan (the "Plan") is intended to encourage ownership of stock of Cantel Medical Corp. (the "Corporation") by specified employees of the Corporation and its subsidiaries and to provide additional incentive for them to promote the success of the business of the Corporation.

        2.     Stock Subject to the Plan. Subject to the provisions of Paragraph 14 hereof, the total number of shares of Common Stock, par value $.10 per share, of the Corporation (the "Stock") which may be issued pursuant to Incentive Stock Options, as defined by Section 422 of the Internal Revenue Code ("ISOs"), and non-Incentive Stock Options ("Non-ISOs") granted under the Plan (the "Options") shall be 2,000,000. Such shares of Stock may be in whole or in part, either authorized and unissued shares or treasury shares as the Board of Directors of the Corporation (the "Board") shall from time to time determine. If an Option shall expire or terminate for any reason without having been exercised in full, the unpurchased shares covered thereby shall (unless the Plan shall have been terminated) again be available for Options under the Plan.

        3.     Administration of the Plan. The Plan shall be administered by a committee (the "Committee") composed of two or more non-employee members of the Board which shall have plenary authority, in its discretion, to determine the employees of the Corporation and its subsidiaries to whom Options shall be granted ("Optionees"), the nature of the Option (i.e., whether an ISO or non-ISO), the number of shares to be subject to each Option (subject to the provisions of Paragraph 2), the option exercise price (the "Exercise Price") (subject to the provisions of Paragraph 7), the vesting schedule of each option and the other terms of each Option. The Board shall have plenary authority, subject to the express provisions of the Plan, to interpret the Plan, to prescribe, amend and rescind any rules and regulations relating to the Plan and to take such other action in connection with the Plan as it deems necessary or advisable. The interpretation and construction by the Board of any provisions of the Plan or of any Option granted thereunder shall be final and no member of the Board shall be liable for any action or determination made in good faith with respect to the Plan or any Option granted thereunder by the Committee.

        4.     Employees Eligible for Options. All employees of the Corporation or its subsidiaries shall be eligible for Options. In making the determination as to employees to whom Options shall be granted and as to the number of shares to be covered by such Options, the Committee shall take into account the duties of the respective employees, their present and potential contributions to the success of the Corporation and such other factors as it shall deem relevant in connection with accomplishing the purpose of the Plan.

        5.     Term of Plan. The Plan shall terminate on, and no Options shall be granted after October 15, 2007 provided that the Committee may at any time terminate the Plan prior thereto.

        6.     Maximum Option Grant. With respect to an Option granted to an individual that is intended to qualify as an ISO, the aggregate fair market value (determined as of the time the Option is granted) of the Stock with respect to which such Option and all other ISOs granted to the individual (whether under this Plan or under any other stock option plan of the Corporation or any of its subsidiaries) become exercisable for the first time in any calendar year may not exceed $100,000.

        7.     Exercise Price. Each Option shall state the Exercise Price, which shall be, in the case of ISOs, not less than 100% of the fair market value of the Stock on the date of the granting of the Option, nor less than 110% in the case of an ISO granted to an individual who, at the time the Option is granted, is a 10% Holder (as hereinafter defined). The fair market value of shares of Stock shall be determined by the Board and shall be (i) the closing price of the Stock on the date of the granting of the Option as reported by the principal exchange on which the Company's Stock is traded or any quotation reporting organization, or (ii) if the Stock did not trade on such date, the closing price of the Stock on the first day immediately preceding such date on which the Common Stock traded.

        8.     Term of Options. The term of each Option granted under this Plan shall be for a maximum of ten years from the date of granting thereof, and a maximum of five years in the case of an ISO granted to a 10% Holder, but may be for a lesser period or be subject to earlier termination as hereinafter provided.

        9.     Exercise of Options. An Option may be exercised from time to time as to any part or all of the Stock to which the Optionee shall then be entitled, provided, however, that an Option may not be exercised (a) as to less than 100 shares at any time (or for the remaining shares then purchasable under the Option, if less than 100 shares), (b) prior to the expiration of at least six months from the date of grant except in case of the death or disability of the Optionee or as otherwise approved by the Committee and (c) unless the Optionee shall have been in the continuous employ of the Corporation or its subsidiaries from the date of the granting of the Option to the date of its exercise, except as provided in Paragraphs 12 and 13. The Exercise Price shall be paid in full at the time of the exercise of an Option (i) by certified or bank check or (ii) by the transfer to the Corporation of shares of its Stock with a fair market value (as determined by the Committee) equal to the purchase price of the Stock issuable upon exercise of such Option; provided, however, that shares transferred under this subparagraph (ii) must have been continuously owned by the Optionee for at least one year immediately preceding such transfer or such shorter period (but in no event less than six months) approved by the Committee. The holder of an Option shall not have any rights as a stockholder with respect to the Stock issuable upon exercise of an Option until certificates for such Stock shall have been delivered to him after the exercise of the Option.

        10.   Non-transferability of Options. An Option shall not be transferable otherwise than by will or the laws of descent and distribution and is exercisable during the lifetime of the employee only by him or his guardian or legal representative.

        11.   Form of Option. Each Option granted pursuant to the Plan shall be evidenced by an agreement (the "Option Agreement") which shall clearly identify the status of the Options granted thereunder (i.e., an ISO or Non-ISO) and which shall be in such form as the Committee shall from time to time approve. The Option Agreement shall comply in all respects with the terms and conditions of the Plan and may contain such additional provisions, including, without limitation, restrictions upon the exercise of the Option, as the Committee shall deem advisable.

        12.   Termination of Employment. In the event that the employment of an Optionee shall be terminated (otherwise by reason of death), such Option shall be exercisable (to the extent that such Option was exercisable at the time of termination of his employment) at any time prior to the expiration of a period of time not exceeding three months after such termination, but not more than ten years (five years in the case of an ISO granted to a 10% Holder) after the date on which such Option shall have been granted. Nothing in the Plan or in the Option Agreement shall confer upon an Optionee any right to be continued as an employee of the Corporation or its subsidiaries or interfere in any way with the right of the Corporation or any subsidiary to terminate or otherwise modify the terms of an Optionee's employment, provided, however, that a change in an Optionee's duties or position shall not affect such Optionee's Option so long as such Optionee is still an employee of the Corporation or one of its subsidiaries.

        13.   Death of Optionee. In the event of the death of an Optionee, any unexercised portion of such Optionee's Option shall be exercisable (to the extent that such Option was exercisable at the time of his death) at any time prior to the expiration of a period not exceeding three months after his death but not more than ten years (five years in the case of an ISO granted to a 10% Holder) after the date on which such Option shall have been granted and only by such person or persons to whom such deceased Optionee's rights shall pass under such Optionee's will or by the laws of descent and distribution.

        14.   Adjustments Upon Changes in Capitalization. In the event of changes in the outstanding Stock of the Corporation by reason of stock dividends, splitups, recapitalizations, mergers, consolidations, combinations or exchanges of shares, separations, reorganizations or liquidations, the number and class of shares or the amount of cash or other assets or securities available upon the exercise of any Option granted hereunder and the maximum number of shares as to which Options may be granted to an employee shall be correspondingly adjusted, to the end that the Optionee's proportionate interest in the Corporation, any successor thereto or in the cash, assets or other securities into which shares are converted or exchanged shall be maintained to the same extent, as near as may be practicable, as immediately before the occurrence of any such event. All references in this Plan to "Stock" from and after the occurrence of such event shall be deemed for all purposes of this Plan to refer to such other class of shares or securities issuable upon the exercise of Options granted pursuant hereto.

        15.   Stockholder and Stock Exchange Approval. This Plan is subject to and no Options shall be exercisable hereunder until after (i) the approval by the holders of a majority of the Stock of the Corporation voting at a duly held meeting of the stockholders of the Corporation within twelve months after the date of the adoption of the Plan by the Board, and (ii) the approval by the New York Stock Exchange, Inc. of a listing application covering the shares of Stock covered by this Plan.

        16.   Amendment of the Plan. The Board shall have complete power and authority to modify or amend the Plan (including the form of Option Agreement) from time to time in such respects as it shall deem advisable; provided, however, that the Board shall not, without the approval of the votes represented by a majority of the outstanding Stock of the Corporation present or represented at a meeting duly held in accordance with the applicable laws of the Corporation's jurisdiction of incorporation and entitled to vote at a meeting of stockholders or by the written consent of stockholders owning stock representing a majority of the votes of the corporation's outstanding stock, (i) increase the maximum number of shares which in the aggregate are subject to Options under the Plan (except as provided by Paragraph 14), (ii) extend the term of the Plan or the period during which Options may be granted or exercised, (iii) reduce the Exercise Price, in the case of ISOs below 100% (110% in the case of an ISO granted to a 10% Holder) of the fair market value of the Stock issuable upon exercise of Options at the time of the granting thereof, other than to change the manner of determining the fair market value thereof, (iv) modify the requirements as to eligibility for participation in the Plan, (v) with respect to options which are ISOs, amend the plan in any respect which would cause such options to no longer qualify for ISO treatment pursuant to the Internal Revenue Code or (vi) increase the maximum number of shares of Stock for which any employee may be granted Options under the Plan pursuant to Paragraph 6, (vii) materially increased the benefits accruing to participants under the Plan, (viii) make any other change to the terms of the Plan which would require approval by the stockholders pursuant to the rules and regulations of the Securities and Exchange Commission or the listing standards and rules of the securities exchange on which the Stock is listed.. No termination or amendment of the Plan shall, without the consent of the individual Optionee, adversely affect the rights of such Optionee under an Option theretofore granted to him or under such Optionee's Option Agreement.

        17.   Taxes. The Corporation may make such provisions as it may deem appropriate for the withholding of any taxes which it determines is required in connection with any Options granted under the Plan. The Corporation may further require notification from the Optionees upon any disposition of Stock acquired pursuant to the exercise of Options granted hereunder.

        18.   Code References and Definitions. Whenever reference is made in this Plan to a section of the Internal Revenue Code, the reference shall be to said section as it is now in force or as it may hereafter be amended by any amendment which is applicable to this Plan. The term "subsidiary" shall have the meaning given to the term "subsidiary corporation" by Section 424(f) of the Internal Revenue Code. The terms "Incentive Stock Option" and "ISO" shall have the meanings given to them by Section 422 of the Internal Revenue Code. The term "10% Holder" shall mean any person who, for purposes of Section 422 of the Internal Revenue Code owns more than 10% of the total combined voting power of all classes of stock of the employer corporation or of any subsidiary corporation.

Annex B

1998 DIRECTORS' STOCK OPTION PLAN
OF
CANTEL MEDICAL CORP.

        1.     The Plan. The 1998 Directors' Stock Option Plan (the "Plan") is intended to strengthen the ability of Cantel Medical Corp. (the "Corporation") to attract and retain the services of persons having the breadth of professional and business experience who, through their efforts and expertise, can make a significant contribution to the success of the Corporation's business by serving as members of the Corporation's Board of Directors and to provide additional incentive for such directors to continue to work for the best interests of the Corporation and its stockholders through ownership of its Common Stock, par value $.10 per share (the "Stock"). Accordingly, the Company will grant to each director (the "Optionee") an option (the "Option") to purchase shares of Stock on the terms and conditions hereinafter set forth.

        2.     Stock Subject to the Plan. Subject to the provisions of Paragraph 11 hereof, the total number of shares of Stock which may be issued pursuant to Options granted under the Plan shall be 300,000. Such shares of Stock may be, in whole or in part, either authorized and unissued shares or treasury shares as the Board of Directors of the Corporation (the "Board") shall from time to time determine. If an Option shall expire or terminate for any reason without having been exercised in full, the unpurchased shares covered thereby shall (unless the Plan shall have been terminated) again be available for Options under the Plan.

        3.     Administration of the Plan. The Plan shall be administered by a committee (the "Committee") composed of two or more non-employee members of the Board. The Committee shall have plenary authority, subject to the express provisions of the Plan, to interpret the Plan, to prescribe, amend and rescind any rules and regulations relating to the Plan and to take such other action in connection with the Plan as it deems necessary or advisable; provided, however, that the grant of Options under the Plan, the exercise price of such Options and the timing and manner in which such Options become exercisable shall not be subject to discretion by the Board but shall be governed by the terms of the Plan. The interpretation and construction by the Board of any provisions of the Plan or of any Option granted thereunder shall be final, and no member of the Board shall be liable for any action or determination made in good faith with respect to the Plan or any Option granted thereunder.

        4.     Directors Eligible for Options; Grant of Options.

                (a)    Each director of the Corporation, whether or not an employee, shall be eligible for Options under this Plan.

                (b)    Subject to Section 12, an Option to purchase 15,000 shares of Stock shall automatically be granted to each person who is appointed or elected for the first time to be a director of the Corporation. Each Option granted under this subsection (b) shall be exercisable in three equal annual installments commencing on the date of the grant. The exercise price of each Option granted under this subsection (b) shall be the fair market value (as hereinafter defined) of Stock covered thereby on the date the Option is granted.

                (c)    Subject to Section 12, an Option to purchase 1,500 shares of Stock shall automatically be granted under the Plan each year on the last business day of the Corporation's fiscal year to each member of the Corporation's Board serving as such on said date. Each Option granted under this subsection (c) shall be exercisable as to 50% of the number of shares of Stock covered thereby on the first anniversary of the grant of such Option and shall become exercisable for the balance of shares of Stock covered thereby on the second anniversary of the grant of such Option. The exercise price of each Option granted under this subsection (c) shall be the fair market value (as hereinafter defined) of Stock covered thereby on the date the Option is granted.

                (d)    Subject to Section 12, an Option to purchase 750 shares of Stock shall be automatically be granted on the last business day of each fiscal quarter to each member of the Corporation's Board serving as such on said date provided that the member attended any regularly scheduled meeting of the Board, if any, which was held during such quarter (whether in person or by telephonic means). Notwithstanding the foregoing to the contrary, neither the Chairman of the Board, nor any member of the Board who is an employee of the Corporation, shall be entitled to receive any quarterly Option grants in accordance with this subsection (d). Each Option granted under this subsection (d) shall be exercisable immediately and the exercise price of each such Option shall be the fair market value (as hereinafter defined) of the Stock covered thereby on the date the Option is granted (the "Determination Date").

                (e)    For purposes of this Plan, the fair market value shall be:

              (i)  if the Stock is listed on a securities exchange, the closing price of the Stock on the largest principal securities exchange on the Determination Date, or, if there shall have been no sales on any such exchange on such Determination Date, the mean of the highest bid and lowest asked prices on such securities exchange on such Determination Date; or

             (ii)  if the Stock is not listed on a securities exchange, the closing price of the Stock on the National Market System of the National Association of Securities Dealers, Inc., Automated Quotation System ("NASDAQ"), or, if there shall have been no sales on such Determination Date on the NASDAQ National Market System, such closing price on the first date prior to the Determination Date that there was a sale on the NASDAQ Market system; or

            (iii)  if the Common Stock is not listed on a securities exchange or the NASDAQ National Market System, the mean of the highest bid and lowest asked prices of the Stock on the Determination Date as quoted in the NASDAQ System; or

            (iv)  if the Common Stock is not quoted in the NASDAQ System, the mean of the highest bid and lowest asked prices of the Stock on the Determination Date in the over-the-counter market as reported by the National Quotation Bureau, Incorporated, or any similar successor organization.

        5.     Term of Plan. The Plan shall terminate on, and no Options shall be granted after, December 1, 2008, provided that the Board may at any time terminate the Plan prior thereto.

        6.     Term of Options. The term of each Option granted under this Plan before July 31, 2000 shall be for a period of ten years from the date of granting thereof and the term of each Option granted under this Plan on or after July 31, 2000 shall be for a period of five years from the date of granting thereof.

        7.     Exercise of Options. An Option may be exercised from time to time as to any part or all of the Stock to which the Optionee shall then be entitled, provided, however, that an Option may not be exercised as to less than 100 shares at any one time (or for the remaining shares then purchasable under the Option, if less than 100 shares). The purchase price of the Stock issuable upon exercise of an Option shall be paid in full at the time of the exercise thereof (i) in cash or (ii) by the transfer to the Corporation of shares of its Stock with a fair market value (as determined by the Board) equal to the purchase price of the Stock issuable upon exercise of such Option. The holder of an Option shall not have any rights as a stockholder with respect to the Stock issuable upon exercise of an Option until certificates for such Stock shall have been delivered to him after the exercise of the Option.

        8.     Non-transferability of Options. An Option shall not be transferable otherwise than by will or the laws of descent and distribution and is exercisable during the lifetime of the Optionee only by him.

        9.     Form of Option. Each Option granted pursuant to the Plan shall be evidenced by an agreement (the "Option Agreement") which shall be in such form as the Board shall from time to time approve. The Option Agreement shall comply in all respects with the terms and conditions of the Plan.

        10.   Termination of Board Membership. In the event that an Optionee shall cease to be a member of the Board (whether by resignation, death or disability or otherwise), the Options of the Optionee granted pursuant to this Plan shall be exercisable (to the extent that such Options were exercisable at the time of termination of Board membership) at any time prior to the expiration of a period of time not exceeding three months after such termination by the Optionee (or, in the event such termination resulted from the Optionee's death, by the legal representative of the Optionee) and the balance of such Option, if any, shall be cancelled.

        11.   Adjustments Upon Changes in Capitalization. In the event of changes in the outstanding Stock of the Corporation by reason of stock dividends, split-ups, recapitalizations, mergers, consolidations, combinations or exchanges of shares, separations, reorganizations of liquidations, the number and class of shares available under the Plan, the number and class of shares or the amount of cash or other assets or securities available upon the exercise of any Option granted hereunder and the number of shares as to which Options are to be granted to an Optionee shall be correspondingly adjusted, to the end that the Optionee's proportionate interest in the Corporation, any successor thereto or in the cash, assets or other securities into which shares are converted or exchanged shall be maintained to the same extent, as near as may be practicable, as immediately before the occurrence of any such event. All references in this Plan to "Stock" from and after the occurrence of such event shall be deemed for all purposes of the Plan to refer to such other class of shares or securities issuable upon the exercise of Options granted pursuant hereof.

        12.   Stockholder And Stock Exchange Approval. This Plan is subject to, and no Options shall be exercisable hereunder until after (i) the approval by the holders of a majority of the Stock of the Corporation voting at a duly held meeting of the stockholders of the Corporation within twelve months after the date of the adoption of the Plan by the Board, and (ii) the approval by the New York Stock Exchange, Inc. of a listing application covering the shares of Stock covered by this Plan.

        13.   Amendment of the Plan. The Board shall have complete power and authority to modify or amend the Plan (including the form of Option Agreement) from time to time in such respects as it shall deem advisable; provided, however, that the Board shall not, without the approval of the votes represented by a majority of the outstanding Stock of the Corporation present or represented at a meeting duly held in accordance with the applicable laws of the Corporation's jurisdiction of incorporation and entitled to vote at a meeting of the stockholders or by the written consent of stockholders owning stock representing a majority of the votes of the Corporation's outstanding Stock, (i) increase the maximum number of shares which in the aggregate are subject to Options under the Plan (except as provided by Paragraph 11), (ii) extend the term of the Plan or the period during which Options may be granted or exercised, (iii) reduce the Option exercise price below 100% of the fair market value of the Stock issuable upon exercise of Options at the time of the granting thereof, other than to change the manner of determining the fair market value thereof, (iv) materially increase the benefits accruing to participants under the Plan, (v) modify the requirements as to eligibility for participation in the Plan, or (vi) make any other change to the terms of the plan which would require approval by the stockholders pursuant to the rules and regulations of the Securities and Exchange Commission or the listing standards and rules of the securities exchange on which the Stock is listed. No termination or amendment of the Plan shall, without the consent of the individual Optionee, adversely affect the rights of such Optionee under an Option theretofore granted to him or under such Optionee's Option Agreement.

        14.   Taxes. The Corporation may make such provisions as it may deem appropriate for the withholding of any taxes which it determines is required in connection with any Options granted under the Plan. The Corporation may further require notification from the Optionee upon any disposition of Stock acquired pursuant to the exercise of Options granted hereunder.

Annex C

CANTEL MEDICAL CORP.
CHARTER OF THE AUDIT COMMITTEE
OF THE BOARD OF DIRECTORS
(Revised as of October 16, 2003)

I.    PRIMARY FUNCTION

        The primary function of the Audit Committee is to represent the Board of Directors in fulfilling its oversight responsibilities by:

  1.
  Appointing, retaining (or terminating) and overseeing the work of the independent auditors;

  2.
  Approving the compensation of the independent auditors;

  3.
  Reviewing the company's system of internal controls regarding finance, accounting, business conduct and ethics and legal compliance that management and the Board have established in connection with such matters;

  4.
  Reviewing the Company's accounting and financial reporting processes;

  5.
  Reviewing the integrity of financial reports and other financial and related information released by the Company to the public, or in certain circumstances governmental bodies;

  6.
  Reviewing and appraising with management the performance of the Company's independent auditors;

  7.
  Providing an open avenue of communication between the independent auditors and the Board; and

  8.
  Receiving and investigating notices of financial improprieties.

        The Committee has the authority to conduct any investigation appropriate to fulfilling its responsibilities. It shall have direct access to the independent auditors as well as anyone in the Company as deemed necessary by the Committee. The Committee has the authority to retain, at the Company's expense, special legal, accounting, or other experts, consultants and advisors it deems necessary in the performance of its duties.

        The Committee should have a clear understanding with the independent auditors that they must maintain an open and transparent relationship with the Committee, that the ultimate accountability of the independent auditors is to the Committee and that the independent auditors must report directly to the Committee. The Committee shall make regular reports to the Board concerning its activities.

        The Company shall provide the Committee with appropriate funding, as determined by the Committee, (i) to compensate the independent auditors engaged for purposes of rendering an audit report or related work or performing other audit, review or attest services, (ii) to compensate any experts, consultants or advisors engaged by the Committee, and (iii) for ordinary administrative expenses of the Committee that are necessary or appropriate in carrying out its duties.

        The Committee shall give prompt notice to the Company's Chief Financial Officer of all expenditures by the Committee.

II.    COMMITTEE COMPOSITION

        The Committee shall be comprised of three or more directors, each of whom shall meet the independence requirements of the Securities and Exchange Commission (SEC) and the New York Stock Exchange (NYSE). No member of the Committee, other than in his capacity as a member of the

Board or a committee, shall (i) accept any consulting, advisory or other fee from the Company or any subsidiary of the Company or (ii) be an affiliated person of the Company or any subsidiary of the Company.

        All members of the Committee shall meet the expertise requirements of the SEC and the NYSE. All members shall have a basic understanding of finance and accounting and be able to read and understand fundamental financial statements, and at least one member of the Committee shall qualify as an "audit committee financial expert" under the Sarbanes Oxley Act of 2002.

        The members of the Committee shall be elected or reappointed by the Board annually for a one year term. A Chairman shall be appointed by the Board.

III.    MEETINGS

        The Committee will meet with management and the independent auditors at least two times annually and be available to meet more frequently as circumstances dictate. Scheduled meetings of the Committee are (a) to review and approve the scope and fees of the annual audit to be performed by the Company's independent auditors and (b) to review and discuss the results of the audit and the Company's 10-K report, prior to its filing. In addition, the Committee Chairman should meet with the independent auditors and senior management periodically to review the Company's financial statements, 10-Q reports and other relevant interim reports before release and/or filing. The Committee should meet at its discretion with management and the independent auditors in separate executive sessions to discuss any matters that the Committee and each of these groups believe should be discussed privately.

IV.    RESPONSIBILITIES AND DUTIES

        To fulfill its responsibilities and duties the Committee shall:

Documents/Reports Review

  1.
  Review with financial management and the independent auditors, prior to filing, the Company's annual financial statements, the 10-K report and other reports, and the year-end earnings release and other financial and related information released to the public, or in certain circumstances governmental bodies, including any certification, report, opinion or review rendered by the independent auditors.

  2.
  Review with financial management and the independent auditors each quarterly earnings release and 10-Q report prior to its filing. The Chairman of the Committee may represent the entire Committee for purposes of this review.

  3.
  Review with independent auditors and senior management the recommendations of the independent auditors included in their management letter, if any, and their informal observations regarding the adequacy of overall financial and accounting procedures of the Company.

  4.
  Review and discuss with management all Section 302 and 906 certifications and Section 404 internal control reports (including the attestation of the independent auditors) required by the Sarbanes Oxley Act of 2002.

Independent Auditors

  5.
  Appoint, retain (or terminate) and oversee the independent auditors. Although the Committee has the sole authority to appoint the independent auditors, the Committee shall recommend that the Board ask the Company's shareholders, at their annual meeting, to approve the Committee's selection of the independent auditors. The Committee shall also approve the compensation of the independent auditors.

  6.
  Request that the independent auditors submit, on a periodic basis, at least annually, a formal written statement delineating all relationships between the auditors and the Company and its directors and officers.

  7.
  Meet with the independent auditors prior to the audit to review the planning and staffing of the audit.

  8.
  In addition to approving the engagement of the independent auditors to audit the Company's consolidated financial statements, approve all use of the Company's independent auditors for non-audit services, other than prohibited non-audit services as specified in Section 10A(g) of the Securities Exchange Act of 1934, as amended. Audit and non-audit services must be approved either (a) explicitly in advance or (b) pursuant to a pre-approval policy established by the Committee that is detailed as to the services that may be pre-approved, does not permit delegation of approval authority to the Company's management, and requires management to inform the Committee of each service approved and performed under the policy.

  9.
  Prior to releasing the year-end earnings, discuss the results of the audit with the independent auditors. In this regard, the Committee shall obtain, review and discuss with the independent auditors reports and analyses from the independent auditors concerning: (a) all critical accounting policies and practices used by the Company, (b) significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including all alternative treatments of financial information within generally accepted accounting principles ("GAAP") that have been discussed with management, the ramifications of the use of the alternative disclosures and treatments, and the treatment preferred by the independent auditors, (c) significant issues regarding accounting principles and estimates, (d) off-balance sheet items, (e) related party transactions, and (f) any other material written communications between the independent auditors and management. In addition, the Committee shall discuss certain matters required to be communicated by the independent auditors to the Committee in accordance with generally accepted auditing standards.

  10.
  Ensure that the lead audit partner assigned by the Company's independent auditors to the Company, as well as the reviewing or concurring audit partner and the other audit engagement team partners, shall be rotated in accordance with the rules and regulations of the SEC.

  11.
  Annually consult with the independent auditors out of the presence of management about the integrity of internal controls, the fullness and accuracy of the Company's financial statements, and such other matters as the Committee deems necessary and appropriate.

Financial Reporting Process

  12.
  Review the integrity of the Company's financial reporting process, both internal and external.

  13.
  Following completion of the annual audit, review separately with management and the independent auditors any significant difficulties encountered during the course of the audit, including any restrictions on the scope of work or access to required information, or any significant changes to the planned scope of the audit.

  14.
  Review any significant disagreement among management and the independent auditors in connection with the preparation of the financial statements.

Ethical and Legal Compliance

  15.
  Review with the Company's counsel, legal compliance matters, including the Company's Securities Trading Policy and Code of Business Conduct and Ethics.

  16.
  Review, with the Company's counsel, any legal matter that could have a significant impact on the Company's financial statements.

Other Committee Responsibilities

  17.
  Establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls, and auditing matters and the confidential, anonymous submission by employees of the Company of concerns regarding such matters, consistent with the Company's Code of Business Conduct and Ethics.

  18.
  Annually prepare a report to shareholders as and to the extent required by SEC rules and regulations. The report should be included in the Company's annual proxy statement to the extent required by applicable SEC rules and regulations.

  19.
  Establish procedures for (i) the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters and (ii) the confidential anonymous submission by the Company's employees of concerns regarding questionable accounting or auditing matters.

  20.
  Perform any other activities consistent with this Charter, the Company's by-laws, and governing law, as the Committee or the Board deems necessary or appropriate.

  21.
  Ensure that minutes of each meeting are prepared and distributed to all members of the Board and provide periodic summary reports to the Board. The permanent file of the minutes will be maintained by the Secretary of the Company.

  22.
  Review and update this Charter periodically, as conditions dictate. The Charter should be submitted to the Board for approval and published as required by SEC regulations.

        While the Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the independent auditors. Nor is it the duty of the Committee to conduct investigations, to resolve disagreements, if any, between management and the independent auditors or to assure compliance with laws and regulations.

CANTEL MEDICAL CORP.

PROXY
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

        KNOW ALL MEN BY THESE PRESENTS, that the undersigned stockholder of CANTEL MEDICAL CORP. (the "Company") hereby appoints Charles M. Diker and James P. Reilly, and each of them, as proxies, with full power of substitution, to vote, as designated on the reverse side, on behalf of the undersigned the number of votes to which the undersigned is entitled, at the Annual Meeting of Stockholders of CANTEL MEDICAL CORP., to be held on Wednesday, December 17, 2003 at 10:00 a.m. at The Harmonie Club, 4 East 60th Street, New York, New York, or at any adjournments thereof:

(Continued and to be signed on the reverse side)

ANNUAL MEETING OF STOCKHOLDERS OF
CANTEL MEDICAL CORP.
December 17, 2003

Please sign, date and mail
your proxy card in the
envelope provided as soon
as possible.

\*/ Please detach along perforated line and mail in the envelope provided. \*/

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF DIRECTORS AND "FOR" PROPOSALS 2 THROUGH 4.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

							FOR	AGAINST	ABSTAIN
1.	ELECTION OF DIRECTORS NOMINEES FOR TERMS EXPIRING AT 2006 ANNUAL MEETING OF STOCKHOLDERS:				2.	TO APPROVE THE AMENDMENT TO THE COMPANY'S 1997 EMPLOYEE STOCK OPTION PLAN:	☐	☐	☐
NOMINEES:
	☐	FOR ALL NOMINEES	( )	DARWIN C. DORNBUSH
			( )	SPENCER FOREMAN, M.D.
	☐	WITHHOLD AUTHORITY FOR ALL NOMINEES			3.	TO APPROVE THE AMENDMENT TO THE COMPANY'S 1998 DIRECTORS' STOCK OPTION PLAN:	☐	☐	☐
	☐	FOR ALL EXCEPT (See instructions below)
					4.	TO RATIFY THE SELECTION OF ERNST & YOUNG LLP AS THE INDEPENDENT AUDITORS OF THE COMPANY FOR ITS FISCAL YEAR ENDING JULY 31, 2004:	☐	☐	☐
					5.	IN THEIR DISCRETION WITH RESPECT TO ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF.
INSTRUCTION:	To withhold authority to vote for any individual nominee(s), mark "FOR ALL EXCEPT" and fill in the circle next to each nominee you wish to withhold, as shown here: •	Unless a contrary direction is indicated, the shares represented by this proxy will be voted for all nominees for directors named in the proxy statement enclosed herewith and for Proposals 2, 3 and 4; if specific instructions are indicated, this proxy will be voted in accordance with such instructions.
PLEASE VOTE, SIGN AND DATE THIS PROXY AND RETURN IT AT ONCE, WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING. YOU MAY VOTE IN PERSON IF YOU DO ATTEND.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.	☐
Signature of Stockholder	Date:	Signature of Stockholder	Date:
Note:
Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

QuickLinks

To Be Held On December 17, 2003
Cantel Medical Corp. 150 Clove Road Little Falls, NJ 07424
PROXY STATEMENT
PROPOSAL 1 ELECTION OF DIRECTORS
The Board Recommends a Vote "For" The Nominees Listed Herein.
PROPOSAL 2 APPROVAL OF AMENDMENT TO THE 1997 EMPLOYEE STOCK OPTION PLAN
The Board Recommends a Vote in Favor of Proposal 2
PROPOSAL 3
APPROVAL OF AMENDMENT TO THE 1998 DIRECTORS STOCK OPTION PLAN
The Board Recommends a Vote in Favor of Proposal 3.
PROPOSAL 4
RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS
The Board Recommends a Vote in Favor of Proposal 4.
TRANSACTION OF OTHER BUSINESS
OWNERSHIP OF SECURITIES
Executive Officers of the Company
EXECUTIVE COMPENSATION AND RELATED INFORMATION
Summary Compensation Table
Option Grants in Last Fiscal Year
Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-end Option Values
Equity Compensation Plan Information
INDEPENDENT AUDITORS
COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN* AMONG CANTEL MEDICAL CORP., THE NASDAQ STOCK MARKET (U.S.) INDEX, THE RUSSELL 2000 INDEX AND THE DOW JONES U.S. MEDICAL PRODUCTS INDEX
STOCKHOLDER PROPOSALS FOR 2004 PROXY STATEMENT
FORM 10-K
SOLICITATION OF PROXIES
OTHER MATTERS
1997 EMPLOYEE STOCK OPTION PLAN OF CANTEL MEDICAL CORP.
1998 DIRECTORS' STOCK OPTION PLAN OF CANTEL MEDICAL CORP.
CANTEL MEDICAL CORP. CHARTER OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS (Revised as of October 16, 2003)
CANTEL MEDICAL CORP.